FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Hewitt Associates, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                   47-0851756
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

          100 Half Day Road
          Lincolnshire, Illinois                              60069
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     (Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class             Name of each exchange on which
                  to be so registered             each class is to be registered

      Class A Common Stock, par value                    New York Stock Exchange
      $.01 per share
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ X ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

     Securities Act Registration Statement file number to which this form relates (if applicable):

                       333-84198

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


       Item 1.    Description of Registrant's Securities to be Registered

                  The description of the class A common stock of Hewitt

Associates, Inc. (the "Company") to be registered hereunder is set forth under the heading "Description of Capital Stock" in the prospectus contained in the Company's Registration Statement on Form S-1 (Registration No. 333-84198) filed by the Company with the Securities and Exchange Commission on March 12, 2002, as may be amended from time to time (the "Registration Statement"), which description is incorporated herein by reference. Any prospectus filed by the Company pursuant to Rule 424(b) of the Securities Act of 1933 in connection with the Registration Statement shall be deemed to be incorporated herein by reference.

       Item 2.    Exhibits

                  1. Amended and Restated Articles of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

                  2. Amended and Restated By-laws of the Company, incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

                  3. Specimen class A common stock certificate, incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  June 10, 2002                   HEWITT ASSOCIATES, INC.




                                        By:  /s/ Dan A. Decanniere
                                             ---------------------
                                        Name:     Dan A. Decanniere
                                        Title:    Chief Financial Officer